Exhibit 99.1

Battalion Oil Corporation Announces First Quarter 2026 Financial and Operating Results

HOUSTON, TEXAS – May 13, 2026 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the first quarter of 2026.

Key Highlights

●	The Company ended the quarter with positive equity of $157.1 million. This provides further basis for the Company to attain compliance with NYSE listing requirements
●	Reduced net debt (gross debt less cash and reinvestment proceeds) to $108.3 million vs $180.2 million in Q4 2025
●	Divested West Quito Assets for net proceeds of $60.1 million, utilizing $45.6 million to repay amounts outstanding under our Term Loan
●	Executed a private placement to an institutional investor for purchase of common stock at $5.50 per share for total gross proceeds of $15.0 million
●	Converted 7,803 shares of preferred stock to 1.8 million common shares at a conversion price of $6.21 per share
●	Acquired 7,090 net acres and production directly adjacent to our Monument Draw asset for 485,000 shares of common stock
●	Generated first quarter 2026 sales volumes of 12,578 barrels of oil equivalent per day (“Boe/d”) (47% oil), an increase from 11,207 Boe/d in Q4 2025
●	Lease operating and workover expense per BOE reduced by ~24% vs Q4 2025
●	Continued strategic negotiations related to refinancing, a carried drilling venture, and infrastructure to place Monument Draw oil production on a pipeline rather than trucking to sales
●	“Cube” style development planned in additional proven benches to greatly expand inventory

Management Comments

The Company continues to make significant progress both operationally and strategically. Production volumes continue to benefit from the termination of the gas treating agreement and subsequent entry into a long-term treating agreement with a proven midstream partner. The sale of our West Quito Assets resulted in a substantial reduction of debt. The production impact of selling the assets was more than offset by increased flow in Monument Draw. Ongoing strategic negotiations should further improve the balance sheet, reduce operating costs and create outsized returns for our 2026 development plans.

“We continue to focus on improving our balance sheet and maximizing returns from our holdings in Monument Draw. Q1 2026 was an inflection point for the Company. The sale of our West Quito Assets transformed our leverage profile. Changing our gas midstream partner has been a gamechanger for the operational reliability of the Company. The team continued to improve field operations, lowering unit costs in all categories. Moving forward we are working to execute definitive documents for a refinancing, a carried drilling venture, and oil on pipe infrastructure. A refinancing will lower our cost to service debt as well as give additional flexibility for development of the asset base. The carried drilling deal will move the Company toward multiple bench “cube” style development that has been very successfully employed by offset operators. We expect to execute definitive documents and commence drilling in late Q2 2026. Transporting our crude to sales point via pipeline rather than trucking will both save money and reduce environmental exposure. This project is expected to come online in early Q3 2026 and save the Company up to $6 million annually. 2026 has been and continues to be a very exciting year for the Company,” said Matt Steele, Chief Executive Officer of Battalion.

Results of Operations

Average daily net production and total operating revenue during the first quarter of 2026 were 12,578 Boe/d (47% oil) and $39.2 million, respectively, as compared to production and revenue of 11,900 Boe/d (53% oil) and $47.5 million, respectively, during the first quarter of 2025. The decrease in revenues in the first quarter of 2026 as compared to the first quarter of 2025 is primarily attributable to a $9.73 decrease per Boe in average realized prices (excluding the impact of hedges) partially offset by an approximate 678 Boe/d increase in average daily production resulting from more consistent and reliable processing. Excluding the impact of hedges, Battalion realized approximately 97% of the average NYMEX oil price during the first quarter of 2026. Realized hedge losses totaled approximately $1.0 million during the first quarter of 2026.

Lease operating and workover expense was $9.82 per Boe in the first quarter of 2026 versus $11.01 per Boe in the first quarter of 2025. The decrease in lease operating and workover expense per Boe year-over-year is primarily the result of increased production and lower workover activity. Gathering and other expenses were $9.94 per Boe in the first quarter of 2026 versus $11.20 per Boe in the first quarter of 2025. The decrease in gathering and other expenses per Boe is primarily related to realized savings from capital projects and more reliable throughput resulting from entry into a long-term processing agreement with a publicly traded large-cap midstream provider in January 2026. General and administrative expenses were $3.76 per Boe in the first quarter of 2026 compared to $4.12 per Boe in the first quarter of 2025. The decrease in general and administrative expenses for the first quarter of 2026 is primarily due to increased production. Excluding non-recurring charges, general and administrative expenses would have been $3.02 per Boe in the first quarter of 2026 compared to $3.01 per Boe in the first quarter of 2025.

For the first quarter of 2026, the Company reported a net loss available to common stockholders of $64.8 million and a net loss of $3.72 per share available to common stockholders. The majority of this loss is due to unrealized non-cash derivative losses resulting from elevated oil prices at the end of the quarter. Unrealized derivative losses reflect the accounting remeasurement of the Company’s derivative portfolio based on changes in the market value of contracts that remain open and do not represent current-period cash inflows or outflows. After adjusting for selected items, the Company reported an adjusted diluted net loss available to common stockholders for the first quarter of 2026 of $16.2 million or an adjusted diluted net loss of $0.93 per common share (see Reconciliation for additional information). Adjusted EBITDA during the quarter ended March 31, 2026 was $10.0 million as compared to $15.1 million during the quarter ended March 31, 2025 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of March 31, 2026, the Company had $162.5 million of term loan indebtedness outstanding and total liquidity made up of cash and cash equivalents and reinvestment proceeds of $54.3 million.

For additional details on liquidity, financial position, and recent developments, please refer to Management’s Discussion and Analysis included in Battalion’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Matthew B. Steele

Chief Executive Officer & Principal Financial Officer

832-538-0300

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2026	2025
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$36,282	$39,700
Natural gas	(1,493)	2,823
Natural gas liquids	4,273	4,862
Total oil, natural gas and natural gas liquids sales	39,062	47,385
Other	112	90
Total operating revenues	39,174	47,475

Operating expenses:
Production:
Lease operating	10,094	10,358
Workover and other	1,018	1,433
Taxes other than income	2,324	2,800
Gathering and other	11,250	12,000
General and administrative	4,260	4,413
Depletion, depreciation and accretion	12,362	13,080
Total operating expenses	41,308	44,084
(Loss) income from operations	(2,134)	3,391

Other (expenses) income:
Net (loss) gain on derivative contracts	(47,964)	9,302
Interest expense and other	(5,517)	(6,670)
Loss on extinguishment of debt	(862)	—
Total other (expenses) income	(54,343)	2,632
(Loss) income before income taxes	(56,477)	6,023
Income tax benefit (provision)	—	—
Net (loss) income	$(56,477)	$6,023
Preferred dividends	(8,331)	(11,820)
Net (loss) income available to common stockholders	$(64,808)	$(5,797)

Net (loss) income per share of common stock available to common stockholders:
Basic	$(3.72)	$(0.35)
Diluted	$(3.72)	$(0.35)
Weighted average common shares outstanding:
Basic	17,415	16,457
Diluted	17,415	16,457

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$46,373	$27,965
Accounts receivable, net	19,597	12,071
Assets from derivative contracts	7,434	16,145
Restricted cash	7,958	91
Prepaids and other	742	892
Total current assets	82,104	57,164
Oil and natural gas properties (full cost method):
Evaluated	827,996	890,050
Unevaluated	54,334	48,025
Gross oil and natural gas properties	882,330	938,075
Less: accumulated depletion	(560,069)	(547,982)
Net oil and natural gas properties	322,261	390,093
Other operating property and equipment:
Other operating property and equipment	4,678	4,678
Less: accumulated depreciation	(2,831)	(2,807)
Net other operating property and equipment	1,847	1,871
Other noncurrent assets:
Assets from derivative contracts	2,008	7,350
Operating lease right of use assets	660	840
Other assets	3,488	3,360
Total assets	$412,368	$460,678

Current liabilities:
Accounts payable and accrued liabilities	$43,453	$39,734
Liabilities from derivative contracts	24,612	633
Current portion of long-term debt	22,500	22,510
Operating lease liabilities	638	764
Total current liabilities	91,203	63,641
Long-term debt, net	135,882	180,955
Other noncurrent liabilities:
Liabilities from derivative contracts	10,597	1,692
Asset retirement obligations	17,514	20,837
Operating lease liabilities	53	104
Commitments and contingencies
Temporary equity:
Redeemable convertible preferred stock: 138,000 shares
of $0.0001 par value authorized, issued and outstanding
at December 31, 2025	—	226,241
Stockholders' equity (deficit):
Redeemable convertible preferred stock: 130,197 shares
of $0.0001 par value authorized, issued and outstanding
at March 31, 2026	221,185	—
Common stock: 100,000,000 shares of $0.0001 par value authorized;
20,541,563 and 16,456,563 shares issued and outstanding at
March 31, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	265,405	240,202
Accumulated deficit	(329,473)	(272,996)
Total stockholders' equity (deficit)	157,119	(32,792)
Total liabilities, temporary equity and stockholders' equity	$412,368	$460,678

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(56,477)	$6,023
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depletion, depreciation and accretion	12,362	13,080
Stock-based compensation, net	—	(109)
Unrealized gain on derivative contracts	46,937	(11,828)
Amortization/accretion of financing related costs	348	395
Loss on extinguishment of debt	862	—
Accrued settlements on derivative contracts	2,425	(560)
Other	2	53
Cash flows from operations before changes in working capital	6,459	7,054
Changes in working capital	(4,354)	5,677
Net cash provided by operating activities	2,105	12,731

Cash flows from investing activities:
Oil and natural gas capital expenditures	(3,613)	(19,800)
Proceeds received from sale of oil and natural gas assets	60,055	—
Other operating property and equipment capital expenditures	—	(6)
Other	(5)	(306)
Net cash provided by (used in) investing activities	56,437	(20,112)

Cash flows from financing activities:
Proceeds from borrowings	—	63,000
Repayments of borrowings	(45,635)	(26)
Debt issuance costs	(657)	(1,737)
Proceeds from issuance of common stock	14,025	—
Net cash (used in) provided by financing activities	(32,267)	61,237

Net increase in cash, cash equivalents and restricted cash	26,275	53,856

Cash, cash equivalents and restricted cash at beginning of period	28,056	19,803
Cash, cash equivalents and restricted cash at end of period	$54,331	$73,659

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Production volumes:
Crude oil (MBbls)	527	569
Natural gas (MMcf)	2,054	1,799
Natural gas liquids (MBbls)	263	202
Total (MBoe)	1,132	1,071
Average daily production (Boe/d)	12,578	11,900

Average prices:
Crude oil (per Bbl)	$68.85	$69.77
Natural gas (per Mcf)	(0.73)	1.57
Natural gas liquids (per Bbl)	16.25	24.07
Total per Boe	34.51	44.24

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(7.10)	$(7.00)
Natural gas (per Mcf)	1.32	0.81
Natural gas liquids (per Bbl)	—	—
Total per Boe	(0.91)	(2.36)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$61.75	$62.77
Natural gas (per Mcf)	0.59	2.38
Natural gas liquids (per Bbl)	16.25	24.07
Total per Boe	33.60	41.88

Average cost per Boe:
Production:
Lease operating	$8.92	$9.67
Workover and other	0.90	1.34
Taxes other than income	2.05	2.61
Gathering and other	9.94	11.20
General and administrative, as adjusted (1)	3.02	3.01
Depletion	10.68	11.83

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$3.76	$4.12
Stock-based compensation:
Non-cash	-	(0.04)
Non-recurring charges and other:
Cash	(0.74)	(1.07)
General and administrative, as adjusted(2)	$3.02	$3.01

Total operating costs, as reported	$25.57	$28.94
Total adjusting items	(0.74)	(1.11)
Total operating costs, as adjusted(3)	$24.83	$27.83

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2026	2025
As Reported:
Net (loss) income available to common stockholders - diluted (1)	$(64,808)	$(5,797)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$49,808	$(5,544)
Natural gas	(2,871)	(6,284)
Total mark-to-market non-cash charge	46,937	(11,828)
Change in fair value of embedded derivative liability	—	—
Non-recurring charges	835	1,149
Selected items, before income taxes	48,634	(10,679)
Income tax effect of selected items	—	—
Selected items, net of tax	48,634	(10,679)

Net loss available to common stockholders, as adjusted (2)	$(16,174)	$(16,476)

Diluted net (loss) income per common share, as reported	$(3.72)	$(0.35)
Impact of selected items	2.79	(0.65)
Diluted net loss per common share, excluding selected items (2)(3)	$(0.93)	$(1.00)

Net cash provided by (used in) operating activities	$2,105	$12,731
Changes in working capital	4,354	(5,677)
Cash flows from operations before changes in working capital	6,459	7,054
Cash components of selected items	(1,590)	1,709
Income tax effect of selected items	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$4,869	$8,763

(1)	Amount reflects net (loss) income available to common stockholders on a diluted basis for earnings per share purposes as calculated using the two-class method of computing earnings per share which is further described in Note 14, Earnings Per Share in our Form 10-K for the year ended December 31, 2025.
(2)	Net (loss) income per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	The impact of selected items for the three months ended March 31, 2026 and 2025 were calculated based upon weighted average diluted shares of 17.4 and 16.5 million, respectively, due to the net (loss) income available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2026	2025

Net (loss) income, as reported	$(56,477)	$6,023
Impact of adjusting items:
Interest expense	5,841	7,189
Depletion, depreciation and accretion	12,362	13,080
Stock-based compensation	—	48
Interest income	(324)	(579)
Loss (gain) on extinguishment of debt	862	—
Unrealized gain on derivatives contracts	46,937	(11,828)
Non-recurring charges and other	835	1,149
Adjusted EBITDA(1)	$10,036	$15,082

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Net (loss) income, as reported	$(56,477)	$1,795	$(735)	$4,796
Impact of adjusting items:
Interest expense	5,841	6,987	7,318	7,341
Depletion, depreciation and accretion	12,362	11,603	13,522	13,939
Asset impairment	—	1,072	—	—
Stock-based compensation	—	—	—	—
Interest income	(324)	(414)	(503)	(764)
Loss on extinguishment of debt	862	—	—	—
Unrealized (gain) loss on derivatives contracts	46,937	(9,313)	(1,044)	(7,248)
Non-recurring charges and other	835	1,631	324	73
Adjusted EBITDA(1)	$10,036	$13,361	$18,882	$18,137

Adjusted LTM EBITDA(1)	$60,416

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Net income (loss), as reported	$6,023	$(22,202)	$21,628	$(105)
Impact of adjusting items:
Interest expense	7,189	6,135	6,873	7,610
Depletion, depreciation and accretion	13,080	14,155	12,533	13,213
Asset impairment	—	18,511	—	—
Stock-based compensation	48	12	5	36
Interest income	(579)	(278)	(509)	(634)
Loss (gain) on extinguishment of debt	—	7,489	—	—
Unrealized (gain) loss on derivatives contracts	(11,828)	1,648	(28,091)	(4,434)
Change in fair value of embedded derivative liability	—	(761)	41	(436)
Merger Termination Payment	—	(10,000)	—	—
Non-recurring charges and other	1,149	3,310	978	384
Adjusted EBITDA(1)	$15,082	$18,019	$13,458	$15,634

Adjusted LTM EBITDA(1)	$62,193

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.